EXHIBIT 21



                             BELMAR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                      Jurisdiction of Incorporation

Belmar Realty Corporation                                     Delaware

Bel Alliance Apartments, LLC                                  Delaware